EXHIBIT 11

                                MAXXAM INC.

                   COMPUTATION OF NET LOSS PER COMMON AND
                          COMMON EQUIVALENT SHARE
        (In millions of dollars, except share and per share amounts)

                                          Three Months Ended        Six Months Ended
                                               June 30,                 June 30,
                                       -----------------------   -----------------------
                                           1994        1993         1994         1993
                                       -----------  ----------   ----------- ----------
     Weighted average common and common
     equivalent shares outstanding
     during each period . . . . . .      9,376,703  9,376,703     9,376,703   9,376,703
     Common equivalent shares
     attributable to stock options
     and convertible securities . .         71,175     86,175        71,175      86,175
                                        ----------- ----------   ----------- ----------
     Total common and common equivalent
     shares . . . . . . . . . . . .      9,447,878  9,462,878     9,447,878   9,462,878
                                        =========== ==========   =========== ==========

     Loss before extraordinary item and
     cumulative effect of changes in        $(43.2)    $(15.8)       $(77.7)     $(41.7)
     accounting principles  . . . .
Extraordinary item  . . . . . . . .              -          -           -5.4      (44.1)
     Cumulative effect of changes in
     accounting principles  . . . .              -          -             -      (417.7)
                                        ----------- ----------   ----------- ----------
Net loss  . . . . . . . . . . . . .         $(43.2)    $(15.8)       $(83.1)    $(503.5)
                                        =========== ==========   =========== ==========


Per common and common equivalent
share:
               Loss before extraordinary item
          and cumulative effect of          $(4.57)    $(1.67)       $(8.22)     $(4.41)
          changes in accounting
          principles  . . . . . . .
     Extraordinary item . . . . . .              -          -          -0.57      (4.66)
               Cumulative effect of changes in
          accounting principles . .              -          -             -      (44.14)
                                        ----------- ----------   -----------  ---------
     Net loss . . . . . . . . . . .         $(4.57)    $(1.67)       $(8.79)    $(53.21)
                                        =========== ==========   ===========  =========
